UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 23, 2005

Date of Report (Date of earliest event reported)

BIO-WARM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada, U.S.A.                                                                                              35-0511303

(State or other jurisdiction of                                                                              (I.R.S. Employer

 incorporation or organization)                                                                           Identification No.)

17011 Beach Blvd., Suite 1230, Huntington Beach, California 92647

(Address of principal executive offices)

(714) 843-5462

(Issuer's telephone number, including area code)

N/A

(Former name, former address and former fiscal year,

if changed since last report)

Item 4.01. Changes in Registrant's Certifying Accountant

     (a) Previous independent accountants

     (i) Effective June 23, 2005, Bio-Warm Corporation ("Registrant", "Bio-Warm" or the "Company"), confirmed with its auditors, HJ & Associates ("HJ"), that the firm would no longer be representing the Registrant as its accountants. As of that date, the Company informed HJ that it would not seek to re-appoint HJ as the Company's accountants.

     (ii) HJ last reported on Registrant's financial statements as of June 14, 2004 (for the fiscal year ended February 29, 2004). Registrant's financial statements for the past two years, as audited by HJ, included independent auditor's reports containing explanatory paragraphs describing the uncertainty as to the Company's ability to continue as a going concern.

     (iii) The change of independent accountants was ratified by the Board of Directors of Registrant on June 23, 2005.

     (iv) During Registrant's two most recent fiscal years and the subsequent interim period through June 23, 2005, there were no disagreements with HJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved, to HJ's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.  However, HJ's reports on the Company's consolidated financial statements contained an explanatory paragraph describing the uncertainty as to the Company's ability to continue as a going concern.

     (v) During the two most recent fiscal years and the subsequent interim period through June 23, 2005, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

            (a) During the previous two fiscal years and the subsequent interim period through June 23, 2005, HJ did not advise Registrant that the internal controls necessary for the registrant to develop reliable financial statements do not exist.

            (b)  During the previous two fiscal years and the subsequent interim period through June 23, 2005, HJ did not advise Registrant that any information had come to their attention which had led them to no longer be able to rely on management's representation, or that had made HJ unwilling to be associated with the financial statements prepared by management.

            (c)  During the previous two fiscal years and the subsequent interim period through June 23, 2005, HJ did not advise Registrant that the scope of any audit needed to be expanded significantly and that more investigation was necessary.

            (d)  During the previous two fiscal years and the subsequent interim period through June 23, 2005, HJ did not advise Registrant that there was any information which the accountants concluded would materially impact the fairness and reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements.

     (vi) The Registrant has requested that HJ furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated July 5, 2005, is filed as Exhibit 16.1 to this Form 8-K.

     (b) New independent accountants

     The Registrant has engaged Jaspers + Hall, PC ("Jaspers") as its new independent accountant on June 23, 2005. Prior to June 23, 2005 the Registrant had not consulted with Jaspers regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, and no written report or oral advice was provided to the Registrant by Jaspers concluding there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 9.01.    Financial Statement and Exhibits

     (c) The following documents are filed herewith as exhibits:

     Exhibit 16.1 Letter from HJ dated July 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2005

Bio-Warm Corporation

/s/ Johnny Park

Johnny Park,

President

Exhibit 16.1

July 5, 2005

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

This letter will confirm that we reviewed Item 4.01 of the Form 8-K of Bio-Warm Corporation, formerly known as Rapid Bio Tests Corporation, dated June 23, 2005, captioned "Changes in Registrant's Certifying Accountant," and that we agree with the statements made therein as they relate to HJ & Associates, LLC.  We are not in a position to agree or disagree with the statements in Item 4.01 regarding the engagement of Jaspers + Hall, PC or the approval of such engagement by the Board of Directors.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

HJ & Associates, LLC

Salt Lake City, Utah